Conformed Copy

                         REGISTRATION RIGHTS AGREEMENT

          This is a REGISTRATION RIGHTS AGREEMENT, dated as of June 12, 2003 (this "Agreement"), between Sirius Satellite Radio Inc., a Delaware corporation (the "Company"), Blackstone CCC Capital Partners L.P., a Delaware limited partnership ("BCC"), Blackstone CCC Offshore Capital Partners L.P., a Cayman Islands limited partnership ("BCO"), Blackstone Family Investment Partnership III L.P., a Delaware limited partnership ("BF", and together with BCC and BCO and their subsequent Private Transferees (as defined below), "Blackstone").

                                  BACKGROUND

          In December 1999, Blackstone purchased for approximately $199 million 1,993,604 shares of 9.2% Series D Junior Cumulative Convertible Preferred Stock, par value $0.001 per share (the "Series D Preferred"), of the Company, convertible into shares of Common Stock of the Company.

          The shares of the Series D Preferred and the shares of Common Stock into which they were convertible were entitled to registration rights under the Securities Act pursuant to the Stock Purchase Agreement between the Company and Blackstone Capital Partners III Merchant Banking Fund L.P., dated as of December 23, 1999 (the "Original Registration Rights Agreement").

          In accordance with the terms of the Lockup Agreement (including the restructuring term sheet annexed to it), dated as of October 17, 2002, between the Company, Blackstone and the other parties thereto (the "Lockup Agreement"), Blackstone agreed to support a plan for restructuring the debt and equity capital structure of the Company. Pursuant to this Lockup Agreement and upon consummation of such restructuring, Blackstone (i) exchanged with the Company the shares of Series D Preferred held by Blackstone for 36,972,406 shares of Common Stock and two series of warrants (the "Warrants") to purchase in the aggregate 42,055,024 shares of Common Stock (the "Warrant Shares") (collectively, the "Preferred Stock Exchange") and (ii) invested in the Company $24,937,500 in cash for 24,000,121 newly issued shares of Common Stock (the "Common Stock Purchase").

          Pursuant to the terms of the Lockup Agreement and the Warrants, the Company agreed with Blackstone to provide registration rights under the Securities Act for the shares included in the Common Stock Purchase as well as the Warrant Shares issuable upon exercise of the Warrants acquired in the Preferred Stock Exchange.

          The Company has filed with the SEC (as defined below) a registration statement on Form S-3 covering resales of the shares of Common Stock, including the Warrant Shares, acquired by Blackstone in the Preferred Stock Exchange and the Common Stock Purchase, as well as other shares of Common Stock held by other stockholders, and such registration statement was declared effective by the SEC on May 20, 2003 (the "Effective Registration Statement").

          In order to provide for integrated contractual provisions that will apply to the registration rights associated with both the shares of Common Stock issued in the Preferred

Stock Exchange as well as the shares of Common Stock acquired in the Common Stock Purchase and the Warrant Shares, the Company and Blackstone desire to enter into this Agreement which will set forth such provisions.

          As further inducement to the Company to enter into this Agreement, BCC, BCO and BF have agreed not to exercise their Warrants after September 7, 2004.

          In consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties to this Agreement hereby agrees as follows.

          1. Definitions. In addition to the definitions provided above or elsewhere in this Agreement, the following terms have the following meanings:

          "Common Stock" means the common stock, par value $0.001 per share, of the Company.

          "Contractual Obligation" means any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which the Company is a party or by which it or any of its property is bound.

          "Effective Registration Statement" has the meaning assigned in the Background hereto, and includes the related Prospectus, all amendments and supplements to such registration statement (including post-effective amendments), all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Governmental Authority" means the government of any nation, state, city, locality or other political subdivision of any thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or any international regulatory body having or asserting jurisdiction over a Person, its business or its properties.

          "Holder" means Blackstone or any Private Transferee that holds Registrable Securities.

          "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), restriction or other security interest of any kind or nature whatsoever.

          "Person" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind.

          "Private Transferee" means any Person to whom Registrable Securities or Warrants are transferred by Blackstone, or by another Private Transferee, who agrees to be


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


bound by the terms of this Agreement pursuant to Section 7(a), in a transaction not involving a Public Offering.

          "Prospectus" means the prospectus included in the Effective Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Effective Registration Statement and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

          "Public Offering" means a public offering of shares of Common Stock, including Warrant Shares (but not Warrants), pursuant to and in accordance with either the Effective Registration Statement or a Transfer pursuant to Rule 144 in which the restrictive legend on the certificates evidencing such Registrable Securities is removed.

          "Registrable Securities" means the shares of Common Stock, including Warrant Shares (but not Warrants), acquired in the Preferred Stock Exchange and the Common Stock Purchase; provided, however, that, as to a particular Holder, such shares of Common Stock will cease to be Registrable Securities when (i) such shares of Common Stock have been sold or otherwise transferred by the Holder thereof pursuant to the Effective Registration Statement; (ii) such shares have been sold pursuant to Rule 144 under circumstances in which the legend borne by such shares of Common Stock relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed;
(iii) such shares of Common Stock have been otherwise transferred, new certificates for such shares of Common Stock not bearing a legend restricting further transfer have been delivered by the Company and subsequent dispositions of such shares of Common Stock do not require registration or qualification of such securities under the Securities Act or any state securities or blue sky law then in force, or (iv) such shares of Common Stock shall cease to be outstanding.

          "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws, or other organizational or governing documents, of such Person, and any law, treaty, rule, regulation, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated hereby.

          "SEC" means the Securities and Exchange Commission.

          "Securities" means the shares of Common Stock, including the Warrant Shares, and Warrants.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Transfer" means any sale, assignment, hypothecation, transfer or other disposition.

          2. Effective Registration Statement. The Company has filed the Effective Registration Statement (which is a "shelf" registration statement as contemplated by Rule 415


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

under the Securities Act), and such Effective Registration Statement is currently effective under the Securities Act. The Company agrees to use its best efforts to keep such Effective Registration Statement effective until the date that is one year following the exercise of the last Warrant or, if none of the Warrants have been exercised, September 8, 2004 (the "Effective Period"). After the distribution contemplated under the Effective Registration Statement has been completed, the Company will have no further obligation under this Section 2.

          3. Expenses of Registration. In connection with the Effective Registration Statement, the Company will pay all registration, filing and NASD fees, all fees and expenses of complying with securities or "blue sky" laws, printing expenses, messenger, telephone and delivery expenses, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or quotation system, fees and disbursements of counsel for the Company and all independent certified public accountants, securities laws liability insurance (if the Company so desires), and fees and expenses of other persons retained by the Company; provided, however, that each Holder will pay its pro rata share of any commissions, fees and disbursements of underwriters and their counsel customarily paid by sellers of securities (based on offering proceeds to be received by it).

          4. Registration Procedures. In the case of the Effective Registration Statement, the Company will:

          (a) furnish to the Holders such number of copies of the Effective Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the Prospectus included in such Effective Registration Statement (including each preliminary prospectus) and such other documents in such quantities as the Holders may reasonably request from time to time in order to facilitate their distribution;

          (b) notify Blackstone promptly of any request by the SEC for the amending or supplementing of such Effective Registration Statement or Prospectus or for additional information and promptly deliver to the Blackstone and its counsel copies of any comments received by the SEC;

          (c) advise the Holders promptly after the Company receives notice or obtains knowledge of the issuance of any stop order or other action by the SEC suspending the effectiveness of any such Effective Registration Statement or amendment thereto, and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal promptly if such stop order should be issued or promptly as is practicable cause the Effective Registration Statement or amendment to be declared effective under the Securities Act;

          (d) notify Blackstone, promptly after the Company receives notice thereof, of the time when any amendment or supplement or any prospectus forming a part of the Effective Registration Statement has been filed;

          (e) use all reasonable efforts to register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions as the Holders (or the managing underwriter, in the case of underwritten offerings) reasonably request; provided that the


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

Company will not be required to qualify to do business or become subject to service of process or taxation in any jurisdiction in which it is not already so qualified or subject;

          (f) cause the Registrable Securities included in the Effective Registration Statement to be listed on any securities exchange or authorized for quotation on any national quotation system on which any of the Common Stock is then listed;

          (g) notify the Holders, (i) at any time when a prospectus relating to the proposed sale is required to be delivered under the Securities Act, of the happening of any event (which need not be specific) as a result of which the Prospectus included in such Effective Registration Statement or amendment contains an untrue statement of a material fact or omits to state any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company will, as promptly as practicable, prepare a supplement or amendment to such Prospectus (subject to Section 4(i) below) so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) at any time that the occurrence or existence of any pending material corporate development that, in the reasonable discretion of the Company based upon the advice of legal counsel, makes it appropriate to suspend the availability of the Effective Registration Statement, and the Company shall be entitled to suspend the availability of the Effective Registration Statement for such period (the "Suspension Period"), and the Company will, as promptly as practicable, allow the resumption of the use of the Effective Registration Statement and, if required to reflect such material corporate development, prepare a supplement or amendment to the Prospectus (subject to Section 4(i) below); provided that the aggregate duration of any Suspension Periods shall not exceed ninety (90) days in any twelve (12) month period;

          (h) make senior management of the Company available to participate in connection with an underwritten offering and on a reasonably and customary basis in due diligence presentations to the Holders and their representatives as may be requested from time to time by the Holders of Registrable Shares having an aggregate market value of not less than $20 million;

          (i) prepare and file with the SEC such amendments and supplements to the Effective Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Effective Registration Statement effective as specified in Section 2, and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such Effective Registration Statement; provided, however, that the Company shall not file any such amendment which would suspend the effectiveness of the Effective Registration Statement unless no other means is available for complying with the provisions of the Securities Act and shall use its best efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable;

          (j) make available, upon reasonable prior notice and during normal business hours in New York City, for inspection by the Holders of Registrable Securities having an aggregate market value of not less than $20 million, any underwriter participating in any disposition pursuant to the Effective Registration Statement and any attorney, accountant or other agent retained by such Holders or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors and employees, upon reasonable prior notice and during normal business hours in New York City, to supply all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with the Effective Registration Statement;

          (k) cause the Company's independent public accountants (and where applicable, provide such assistance and information as required) (i) to deliver to the Company the report on the procedures performed by the accountants as specified by the American Institute of Certified Public Accountants for a review of the unaudited interim financial information as described in SAS No. 100, Interim Financial Information, for the unaudited quarterly financial information included in each Form 10-Q of the Company filed under the Exchange Act and (ii) to be available to discuss with the Holders of Registrable Shares having an aggregate market value of not less than $20 million, in connection with an underwritten offering and in a reasonable and customary fashion, the audit reports and interim financial information procedures as well as general information concerning the relationship and review of the Company's financial statements;

          (l) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter in an underwritten offering;

          (m) as promptly as is practicable after the date the Company receives the information with respect to any Holder pursuant to Section 7(a) or 7(b), and in any event within three Business Days after such date, (i) if required by applicable law, file with the SEC a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Holder delivering such information is named as a selling security holder in the Effective Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Registrable Securities held by it in accordance with applicable law and, if the Company is required to file a post-effective amendment to the Effective Registration Statement, use its best efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable;
(ii) provide such Holder copies of any documents filed pursuant to clause (i) of this Section 4(m); and (iii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to clause (i) of this Section 4(m); provided that if such information is delivered during a period specified under Section 4(g)(i) or during a Suspension Period specified under Section 4(g)(ii), the Company will so inform the Holder delivering such information and shall take the actions set forth in clauses (i), (ii) and (iii) of this Section 4(m) upon expiration of the suspension period in accordance with Section 4(g)(i) or the Suspension Period specified under Section 4(g)(ii); and

          (n) upon the request by or on behalf of one or more Holders of Registrable Shares having an aggregate market value of not less than $20 million, which Holders intend to undertake a "block trade" or an underwritten offering of Registrable Securities, enter into customary agreements (including without limitation, an underwriting agreement in customary form that requires delivery (i) by the independent accountants of comfort letters and (ii) by counsel for the Company of legal opinions, in each case in customary form and covering such matters of the type customarily covered by comfort letters and legal opinions, respectively, to underwriters in connection with public offerings) and take such other actions (including, without limitation, making senior management of the Company available to participate on a reasonable and customary basis (1) in road show presentations and (2) in due diligence presentations to such Holders, any underwriter participating in any disposition pursuant to the Effective Registration Statement and any attorney, accountant or other agent retained by such Holders or any such underwriter) as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities included in the Effective Registration Statement.

          5. Representations and Warranties of the Company. The Company as of each of (i) the date hereof, (ii) the date of each filing under the Securities Act of an amendment, supplement or Prospectus to the Effective Registration Statement and (iii) the date of each filing under the Exchange Act of a document incorporated by reference into the Effective Registration Statement, represents and warrants to each Holder that:

          (a) Corporate Power and Authority. The Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement.

          (b) Corporate Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby (i) have been duly authorized by all necessary corporate action of the Company, (ii) do not contravene the terms of the certificate of incorporation or by-laws of the Company, and (iii) do not violate, conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation of the Company or any Requirement of Law applicable to the Company.

          (c) Governmental Authorization; Third Party Consents. No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law, Contractual Obligation or otherwise is necessary or required in connection with the execution, delivery or performance by the Company, or enforcement against the Company, of this Agreement and the transaction contemplated hereby; except such as have been obtained and made under the Securities Act and such as may be required under state securities laws.

          (d) Binding Effect. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by considerations of public policy and subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          (e) Effective Registration Statement; SEC Filings; Financial Statements; Independent Accountants. The Effective Registration Statement has been filed with the SEC and

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

has become effective. The Company has timely filed all reports required to be filed under the Exchange Act and incorporated by reference into the Effective Registration Statement. The Effective Registration Statement and all reports filed under the Exchange Act specified in the immediately preceding sentence complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as applicable, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Company's financial statements (including, in each case, any related notes) contained in the reports filed under the Exchange Act and included in or incorporated by reference into the Effective Registration Statement complied as to form in all material respects with applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved and fairly presented the financial position of the Company and its subsidiaries as at the respective dates and for the periods indicated. Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries are independent public accountants with respect to the Company and its subsidiaries as required by the Securities Act.

          (f) Listing. The Registrable Securities have been approved for listing on the Nasdaq National Market, subject, in the case of the Warrant Shares, to notice of issuance.

          6. Legend on Securities.

          (a) A copy of this Agreement will be filed with the secretary of the Company and kept with the records of the Company.

          (b) Each certificate representing Securities will for as long as this Agreement is effective, and until such time as the Securities are Transferred in a Public Offering as permitted by this Agreement, bear legends substantially in the following forms:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE [in the case of Warrants, insert: AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS SECURITY] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

          THE SALE, ASSIGNMENT, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION (EACH A "TRANSFER") OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE [in the case of Warrants, INSERT: AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS SECURITY] ARE RESTRICTED BY THE TERMS OF A REGISTRATION RIGHTS AGREEMENT AMONG THE COMPANY AND THE STOCKHOLDERS NAMED THEREIN, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. BY ACCEPTING DELIVERY OF THIS CERTIFICATE


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

THE HOLDER WILL BE DEEMED TO HAVE AGREED TO BE SUBJECT TO SUCH REGISTRATION RIGHTS AGREEMENT AS A HOLDER AS DEFINED THEREIN. [in the case of Warrants, insert: THE WARRANTS REPRESENTED BY THIS CERTIFICATE MUST BE EXERCISED PRIOR TO OR ON SEPTEMBER 7, 2004, NOTWITHSTANDING THE CONTRARY TERMS CONTAINED IN THIS WARRANT CERTIFICATE.]

          (c) The Company agrees to promptly remove (or cause to be removed) the legends set forth above and to take such further action to remove any restrictions on the Registrable Securities in connection with the Transfer of the Registrable Securities in a Public Offering.

          7. Agreements of Holders.

          (a) Each Holder agrees that it will not, directly or indirectly, Transfer any shares of Common Stock or Warrants unless such Transfer complies with the provisions hereof and (i) such Transfer is made pursuant to an effective registration statement under the Securities Act and, if required, has been registered under all applicable state securities or "blue sky" laws or (ii) no such registration is required because of the availability of an exemption from registration under the Securities Act and all applicable state securities or "blue sky" laws. By accepting the Transfer of any of the Registrable Securities, a Private Transferee will be deemed to have agreed to be bound by this Agreement as a Holder.

          (b) Each Holder agrees to provide any information reasonably required by the Company with respect to such Holder to be disclosed in the Effective Registration Statement or in any supplement to a prospectus included therein for purposes of complying with the Securities Act. The Company may require each Holder of Registrable Securities as to which any registration pursuant to Section 2 is being effected to furnish to the Company such information regarding such Holder and such Holder's intended method of distribution of such Registrable Securities as the Company may from time to time reasonably request in writing, but only to the extent that such information is required in order to comply with the Securities Act. Each such Holder agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such Holder to the Company or of the occurrence of any event in either case as a result of which any Prospectus relating to such registration contains or would contain an untrue statement of a material fact regarding such Holder or such Holder's intended method of disposition of such Registrable Securities or omits to state any material fact regarding such Holder or such Holder's intended method of disposition of such Registrable Securities required to be stated therein or necessary to make the statements therein not misleading, and promptly to furnish to the Company any additional information required to correct and update any previously furnished information or required so that such Prospectus shall not contain, with respect to such Holder or the disposition of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (c) Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(g), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to an Effective Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus


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

contemplated by Section 4(g), and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense), all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

          (d) Each Holder agrees that notwithstanding that the stated expiration time of the Warrants is 5:00 PM, New York City time, on March 7, 2005, the Holder will only exercise the Warrant at any time and from time to time, during the period from the date hereof until 5:00 PM, New York City time, on September 7, 2004, and each Holder agrees to cooperate in taking such action reasonably requested by the Company, including inserting legends on the certificates representing the Warrants, that is necessary to effect the agreement contained in this Section 7(d). Any purported exercise of a Warrant by a Holder after September 7, 2004 shall be null and void.

          8. Reports Under Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Holders to sell Registrable Securities of the Company to the public without registration ("Rule 144"), the Company agrees to use best efforts to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

          (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (c) furnish to each Holder so long as such Holder owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Holders to sell such securities without registration.

          9. Observer Rights. The Company hereby agrees that at all times on and after the date hereof, so long as BCC continues to hold more than 10 million shares of Common Stock or Warrants to purchase more than 10 million shares of Common Stock or any combination of Common Stock and Warrants to purchase Common Stock that, in the aggregate, is more than 10 million shares of Common Stock (including on a Warrant exercised basis), the Company shall:

          (a) Make appropriate officers and/or directors of the Company available periodically and at such times as reasonably requested by BCC for consultation with BCC or its designated representative (to the extent not prohibited by Applicable Law) with respect to matters relating to the business and affairs of the Company and its subsidiaries, including, without limitation, significant changes in management personnel and compensation of employees, introduction of new products or new lines of business, important acquisitions or dispositions of plants and equipment, significant research and development programs, the purchasing or selling of important trademarks, licenses or concessions or the proposed commencement or compromise of significant litigation;

          (b) Provide BCC or its designated representative (to the extent not prohibited by Applicable Law) with such other rights of consultation as may reasonably be determined by BCC to be necessary to qualify BCC's investment in the Company as a "venture capital investment" for purposes of the United States Department of Labor Regulation published at 29 C.F.R. Section 2510.3-101(d)(3)(i) (the "Plan Asset Regulation");

          (c) Grant BCC the right to designate one non-voting board observer who will be entitled to attend all meetings of the board of directors of the Company and receive copies of all materials provided to the board of directors of the Company, provided that such observer shall have no voting rights with respect to actions taken or elected not to be taken by the board of directors of the Company; provided, further, that such observer (i) is deemed acceptable to the board of directors of the Company acting reasonably and in good faith and (ii) executes, prior to his or her attendance at the first of such meetings, a standard non-disclosure and market stand-off agreement with the Company in a form acceptable to the Company and BCC; and

          (d) Consider, in good faith, the recommendation of BCC or its designated representative in connection with the matters on which it is consulted as described above, recognizing that the Company shall retain the ultimate discretion with respect to all such matters.

          In the event Blackstone transfers all or any of the Securities to an affiliated entity that is intended to qualify as a "venture capital operating company" under the Plan Asset Regulation, such transferee shall be afforded the same rights with respect to the Company afforded to BCC hereunder and shall be treated, for such purposes, as a third party beneficiary hereunder.

          10. Indemnification. (a) The Company will indemnify each Holder, each of its officers and directors, and each Person controlling such Holder within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, with respect to the Effective Registration Statement, and each underwriter, if any, and each Person who controls any underwriter within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, each of which shall be treated, for such purposes, as a third party beneficiary hereunder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Prospectus or other document (including any related registration statement, notification or the like) incident to any such registration or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration and will reimburse such Holder, each of its officers and directors, and each Person controlling such Holder, each such underwriter and each Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on (i) any untrue statement or omission based upon information furnished in writing to the Company by or on behalf of such Holder with respect to such Holder and stated to be specifically for use therein, (ii) a Holder failing to send or deliver a copy of the Prospectus that is in compliance with this Agreement with or prior to the delivery of written confirmation of the sale by such Holder to the person asserting such claim upon which the loss, damage or liability arises, or (iii) a Holder sending or delivering a Prospectus in violation of Section 4(g) with respect to a suspension period pursuant to Section 4(g)(i) or a Suspension Period with respect to Section 4(g)(ii) to the person asserting such claim upon which the loss damage or liability arises where such Prospectus, as a result of the events specified in Section 4(g)(i) or 4(g)(ii), contains any untrue statement of a material fact or omits to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified Holder and shall survive the transfer of the Registrable Securities by the Holder.

          (b) Each Holder will indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each Person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact with respect to such Holder contained in any such registration statement, prospectus or other document made by such Holder, or any omission (or alleged omission) to state therein a material fact with respect to such Holder required to be stated therein or necessary to make the statements by such Holder therein not misleading, and will reimburse the Company and such other directors, officers, partners, persons, underwriters or control Persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus or other document in reliance upon and in conformity with information furnished in writing to the Company by such Holder with respect to such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall be limited to an amount equal to the proceeds to such Holder of securities sold as contemplated herein.

          (c) If the indemnification provided for in this Section 10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (d) Promptly after receipt by an indemnified party under this
Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 10(a) or 10(b), notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent that it has been prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this
Section 10. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this
Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than the reasonable costs of investigation; provided, however, that an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based upon written advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based upon written advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 10(a) and 10(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment or if the indemnifying party has not paid the expenses and fees for which it is liable 20 days after notice by the indemnified party of request for reimbursement. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement or admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

          11. Amendments and Modifications. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except in writing signed by the Company and the Holders. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Securities are being sold pursuant to the Effective Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given in writing by Holders of a majority in aggregate amount of the Securities being sold by such Holders pursuant to the Effective Registration Statement.

          12. No Waiver. Each of the parties to this Agreement expressly acknowledges and agrees that, except as expressly provided in this Agreement, nothing in this Agreement is intended to, or does, in any manner waive, limit, impair or restrict the ability of any party to this Agreement to protect and preserve all of its rights, remedies and interests.

          13. Further Assurances. Each of the parties to this Agreement hereby further covenants and agrees to execute and deliver all further documents and agreements and take all further action that may be reasonably necessary or reasonably desirable in order to enforce and effectively implement the terms and conditions of this Agreement.

          14. Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be (a) transmitted by hand delivery, or (b) mailed by first class, registered or certified mail, postage prepaid, or (c) transmitted by overnight courier, or (d) transmitted by telecopy, and in each case, if to the Company, at the address set forth below:

          Sirius Satellite Radio Inc.

              1221 Avenue of the Americas, 36th Floor
              New York, New York 10020
              Telephone: (212) 584-5100
              Fax: (212) 584-5353
              Attention: Patrick L. Donnelly

          with a copy to:

              Simpson Thacher & Bartlett
              425 Lexington Avenue
              New York, New York 10017
              Telephone: (212) 455-2000
              Fax: (212) 455-2500
              Attention: Gary L. Sellers
if to Blackstone, to the address set forth on the applicable signature pages to this Agreement for the particular Blackstone party, and if to any other Holder, to such address in writing as the Holder or Blackstone on behalf of a Holder has provided to the Company in writing.

          Notices mailed or transmitted in accordance with the foregoing shall be deemed to have been given upon receipt.

          15. Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York.

          16. Jurisdiction. By its agreement to be a party to this Agreement, each of the parties to this Agreement irrevocably and unconditionally agrees that any legal action, suit or proceeding against it with respect to any matter under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, shall be brought in a federal or state court of competent jurisdiction in the State of New York located in the Borough of Manhattan. By its agreement to be a party to this Agreement, each of the parties to this Agreement irrevocably accepts and submits itself to the jurisdiction of the court of competent jurisdiction in the State of New York with respect to any such action, suit or proceeding.

          17. Consent to Service of Process. Each of the parties to this Agreement irrevocably consents to service of process by mail at the address specified pursuant to Section 14. Each of the parties to this Agreement agrees that its submission to jurisdiction and consent to service of process by mail is made for the express benefit of each of the other parties to this Agreement.

          18. Specific Performance. It is understood and agreed by each of the parties to this Agreement that money damages would not be a sufficient remedy for any breach of this Agreement by any party and each non-breaching party shall be entitled to specific performance, injunctive, rescissionary or other equitable relief as remedy for any such breach and each breaching party shall waive the defense that a remedy at law would be adequate.

          19. Headings. The headings of the sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.

          20. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of the parties to this Agreement and their respective successors, permitted assigns, heirs, executors, administrators and representatives, including the Private Transferees. The agreements, representations and obligations of the parties to this Agreement are, in all respects, several and not joint.

          21. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by facsimile shall be effective as delivery of a manually executed counterpart.

                        [SIGNATURES BEGIN ON NEXT PAGE]

          IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed and delivered by its duly authorized officers as of the date first written above.

                                  SIRIUS SATELLITE RADIO INC.


                                  By:    /s/ Patrick L. Donnelly
                                     ------------------------------------------
                                     Patrick L. Donnelly
                                     Executive Vice President, General Counsel
                                     and Secretary

          [Signature pages to the Registration Rights Agreement dated as of June 12, 2003]

                                  BLACKSTONE CCC CAPITAL PARTNERS L.P.

                                  By: Blackstone Management Associates III
                                      L.L.C., its general partner


                                  By: /s/ Robert L. Friedman
                                     --------------------------------------
                                      Robert L. Friedman
                                      Authorized Person
                                      c/o The Blackstone Group L.P.
                                      345 Park Avenue
                                      31st Floor
                                      New York, New York 10154


                                  BLACKSTONE CCC OFFSHORE CAPITAL
                                  PARTNERS L.P.

                                  By: Blackstone Management Associates III
                                      L.L.C., its general partner


                                  By: /s/ Robert L. Friedman
                                     --------------------------------------
                                      Robert L. Friedman
                                      Authorized Person
                                      c/o The Blackstone Group L.P.
                                      345 Park Avenue
                                      31st Floor
                                      New York, New York 10154


                                  BLACKSTONE FAMILY INVESTMENT
                                  PARTNERSHIP III L.P.

                                  By: Blackstone Management Associates III
                                      L.L.C., its general partner


                                      By:     /s/ Robert L. Friedman
                                         --------------------------------------
                                         Robert L. Friedman
                                         Authorized Person
                                         c/o The Blackstone Group L.P.
                                         345 Park Avenue
                                         31st Floor
                                         New York, New York 10154